Exhibit 99.1

Joint Filing Agreement, dated October , 2019

PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to the Schedule 13D may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows that such information is inaccurate.

Dated: October 15, 2019

Emancipation Management LLC

By:	/s/ Charles Frumberg
	Name:	Charles Frumberg
	Title:	Managing Member

Emancipation Capital Master, Ltd.

By:	/s/ Charles Frumberg
	Name:	Charles Frumberg
	Title:	Managing Member

Emancipation Capital SPV IV LLC

By:	Emancipation Capital LLC, its managing member

By:	/s/ Charles Frumberg
	Name:	Charles Frumberg
	Title:	Managing Member

Emancipation Capital LLC

By:	/s/ Charles Frumberg
	Name:	Charles Frumberg
	Title:	Managing Member

/s/ Charles Frumberg
Charles Frumberg